Collins Barrow
Chartered Accountants

Collins Barrow Toronto LLP
Collins Barrow Place
11 King Street West
Suite 700, Box 27
Toronto, Ontario
M5H 4C7 Canada

T. 416.480.0160
F. 416.480.2646

www.collinsbarrow.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated May 9, 2011 relating to the consolidated financial statements of Kallo Inc. for the year ended December 31, 2010 which appears in the amended Form 10-K for that period in the Registration Statement on Form S-8 No. (333-183737).

Collins Barrow Toronto LLP

Licensed Public Accountants
Chartered Accountants
June 24, 2013
Toronto, Canada